AGREEMENT


          Red River Concepts, Inc., Shane Investments, L.C. and Joe Robert Love, Jr., hereby agree that the Schedule 13D filed with the Securities and Exchange Commission on or about October 20, 1996 was filed on behalf of each of us.

          Dated as of this 18th day of October, 1996.



                                            RED RIVER CONCEPTS, INC.



                                            By: /S/  JAMES E. BLACKETER
                                               --------------------------------
                                               James E. Blacketer, President


                                            SHANE INVESTMENTS, L.C.



                                            By: /S/  JOE ROBERT LOVE, JR.
                                               --------------------------------
                                               Joe Robert Love, Jr., Manager



                                            JOE ROBERT LOVE, JR.

                                            /S/  JOE ROBERT LOVE, JR.
                                            ------------------------------------
                                            Joe Robert Love, Jr.